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                                                                   EXHIBIT 10.40

                    Third Supplement to the Lease Agreement


                       dated August 7, 2000 ("The Lease")

by and between

1) Naxos Schmirgelwerk Mainkur GmbH, Gutleutstra(B)e 175, D-60327 Frankfurt, represented by Mr. Gunter Rothenberger and Mr. Sven Rothenberger;

2) A.A.A. Aktiengesellschaft Allgemeine Anlageverwaltung vorm. Seilwolff AG von 1890, Gutleutstra(B)e 175, Frankfurt/M, represented by Mr. Gunter Rothenberger and Mr. Sven Rothenberger;

    both companies acting in a German Civil Code Partnership (the Parties at 1. and 2. jointly called: "Landlord"), under the firm name Naxos-Union Grundstucksverwal- tungsgesellschaft GbR, Frankfurt/M; and

3) Equinix. Inc., a Delaware Corporation, 2450 Bayshore Parkway, Mountain View, CA 94043, USA, represented by Christopher L. Birdsong;

as supplemented by the First and the Second Supplements to the Lease Agreement, dated October 11 and December 22, 2000 respectively.

The Parties hereto, on this 8th day of March 2001 agree the Lease, as amended by the First and Second Supplements as follows:

1. The First Supplement the Lease Agreement, dated October 11, 2000 is amended as follows:

    1.1 Last paragraph under item 1, page 2 of 8 is deleted and replaced with the following; "Landlord is relieved of his duty to perform any works to the existing roofing to the First and Second Production Halls. Tenant to modify and/or replace the existing roofing at their own expense and risk in obtaining the necessary permit to meet their design criteria and schedule. Tenant agrees to complete necessary modifications to the roof by April 30, 2003."

    1.2 Page 5 of 8, Lease Exhibit C-1 "Existing Office block Refurbishment" sub-item 5 "Refurbish all floors in cellar and ground floor to take uniformly distributed loads
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         of 7.5 kN/m2; and first floor to take uniformly distributed loads of
         5kN/m2" to be deleted in its entirety;

    1.3 Page 7 of 8, Lease Exhibit C-l, item 2 "Roofing" section sub-items 1-8 inclusive, 10, 11 and 12 to be carried out by Tenant with sub-item 9 to remain as part of the Landlord scope and to be carried out at the time of Tenant work on the roof. If however, the Tenant encounters difficulties with the public authorities which do not allow to perform the works to the roof in line with the paragraph "Dach" of page 2 of the RKW-letter dated June 13, 2000 (as attached to the Lease), the Landlord shall assist the Tenant and shall, if required, obtain all necessary permits for the roof work.

2. With reference to Article 1.3, page 6 of the Lease Agreement, the Parties are in agreement to the following modification:

          "...Landlord shall obtain all necessary permits for the construction of works associated with Lease Exhibit C-1, at Landlord's expense"

3. With reference to Article 2.3, page 9 of the Lease Agreement, delete the last paragraph; "If, after receiving the aforesaid notice. . . for a period of time equivalent to the period of such delay." in its entirety.

4. With reference to Article 3.4, page 12 of the Lease Agreement, the Parties are in agreement to the following modification:"

          "Competitors:  For the 3 year Option period, Landlord shall not rent
           -----------
          other parts of the Property to telecommunication companies, telehouses, data centers, Internet businesses, or other direct competitors. If Tenant does not exercise either the first or second option to expand phase 2 (Articles 1.5.1, 1.5.2-b) or both of these options, then this clause becomes invalid and Tenant agrees to release the Easement on the additional property outside the Security Fence for Phase I as depicted in Exhibit C - Landlord Improvements drawing.

5. With reference to Article 4.4.1, page 12 of the Lease Agreement, third line, delete ". . . from the Site Building or . . . "

6.  With reference to Article 7.2 Consent, page 19 of the Lease Agreement,
                                  -------
    replace the words "five (5)" in the seventh line with "fourteen (14)"

7. With reference to Article 9.1, page 20 of the Lease Agreement, replace ". . . one year." In the eighth line with "...five years."

8.  With reference to Article 13 EASEMENT, page 23 of the Lease Agreement, add
                                 --------
    the following Article:

    13.5 If Tenant does not exercise either the first or second option to expand - phase 2 (Articles 1.5.1, 1.5.2-b) or both of these options, then this clause
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          becomes invalid and Tenant agrees to release the Easement on the additional property outside the Security Fence for Phase 1 as depicted in Exhibit C - Landlord Improvements drawing."

9. With reference to Article 20, page 28 of the Lease Agreement, the following modifications are to be incorporated:

    9.1 Third bullet item "Written promise by supplier to supply18-24 months after signature of lease)," to be deleted in its entirety;

    9.2 Fourth bullet, delete the following wording only "permission (local) authorities regarding approvals and permits for (diesel) generators, fuel tanks, antenna(-s) and satellite dish(-es); including";

    9.3 Delete the sub-heading "Tenant shall also be entitled to cancel this Lease, if"

    9.4 Fifth bullet "Landlord does not get permission for. . . options per Art. 1.5 of this Lease." To be deleted in its entirety;

    9.5 Sixth bullet item "Landlord is late by one...damages reserved)." To be deleted in its entirety.

10. The Parties hereby agree to move the Handover date from Saturday, April 7, 2001 to Wednesday, Apri1 25, 2001.

All other obligations of the Parties pursuant to the Lease as amended by the First and Second Supplements to the Lease shall remain intact.

1.   TENANT

Equinix, Inc.

By:     /s/ Christopher L. Birdsong
   -------------------------------------------
        Christopher L. BIRDSONG
Title:  Director IBX Development and Operations
Date:   08 March 2001

2.   LANDLORD

2.1. Naxos Schmirgelwerk Mainkur GmbH

By:     /s/ Gunter Rothenberger
   -------------------------------------------
        Gunter ROTHENBERGER
Title:  Managing Director
Date:_________________________________________
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2.2. A.A.A. Aktiengesellschaft Allgemeine Anlagenverwaltung vorm. Seilwolff AG von 1890

By:     /s/ Gunter Rothenberger                      /s/ Sven Rothenberger
   -------------------------------------------  --------------------------------
        Gunter ROTHENBERGER                          Sven ROTHENBERGER

Title:  President
Date:_________________________________________